Exhibit 3.3 AMENDED AND RESTATED BYLAWS OF BNB STANDARD CORPORATION Effective October 2, 2026 A Nevada corporation

ARTICLE I — STOCKHOLDERS’ MEETINGS Section I.01 Annual Meetings. The annual meeting of the stockholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at such place, if any, either within or without the State of Nevada, as may be designated by the Board of Directors, or solely by means of remote communication as provided in Section I.10, and at such date and time as may be designated by the Board of Directors and set forth in the notice of the meeting. Section I.02 Special Meetings. A. Special meetings of the stockholders of this Corporation shall be called (i) by the Secretary upon the written request of the holders of ten percent (10%) of the voting shares of the Corporation as of the Requested Record Date (as defined below), and (ii) may be called at any time by the president, or by the Board of Directors or a majority thereof. The holders of ten percent (10%) of the voting shares of the Corporation shall be entitled to request that a special meeting of stockholders be called pursuant to clause (i) of the preceding sentence only if such holders have delivered a proper written request in accordance with this Section I.02 and complied with the procedures set forth in this Section I.02. No business shall be transacted at any special meeting of stockholders except as is specified in the notice calling for said meeting (or any supplement thereto). The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president, or by the Board of Directors or a majority thereof, and special meetings called at the request of stockholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting, or solely by means of remote communication as provided in Section I.10. B. Stockholders shall not be entitled to request that a special meeting of stockholders be called unless a holder of record of the voting shares of the Corporation has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to call such special meeting (a “Requested Record Date” and such requesting record holder, together with any beneficial owner of voting shares on whose behalf such written request was made, the “Record Date Requesting Person”). Such written request shall include as to the Record Date Requesting Person, each Stockholder Associated Person (as defined below, but substituting “Record Date Requesting Person” in all places where “Noticing Party” appears in such definition), and the business desired to be brought before the special meeting, the information that would be set forth in a notice provided under Section I.08, as if such business were to be considered at an annual meeting of the stockholders, except substituting “Record Date Requesting Person” in all places where “Noticing Party” appears in Section I.08. C. Within ten (10) days after the Secretary receives a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section I.02, the Board of Directors shall adopt a resolution fixing a Requested Record Date, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section I.02(C) to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in Section I.02(F) below. D. To be in proper written form, a request to call a special meeting of stockholders (a “Special Meeting Request”) from a holder or holders of voting shares equal to at least ten percent (10%) of the voting shares of the Corporation (together with any beneficial owner of voting shares on whose behalf such request was made, a “Requesting Stockholder”) must be signed and dated by each Requesting

Stockholder or a duly authorized agent thereof, and shall include (i) a brief description of the business desired to be brought before the special meeting (including, without limitation, the matters proposed to be acted on at the special meeting), and (ii) unless such person is a Solicited Stockholder (as defined below), as to (A) each Requesting Stockholder, (B) each Stockholder Associated Person (as defined below, but substituting “Requesting Stockholder” in all places where “Noticing Party” appears in such definition), and (C) the business or nomination desired to be brought before the special meeting, the information that would be set forth in a notice provided under Section I.08, as if such business were to be considered at an annual meeting of the stockholders. Each Requesting Stockholder (except for any Solicited Stockholder) shall comply with the obligations set forth in Section I.08(D) and Section I.08(F)(2) and (3) of these Bylaws with respect to the Special Meeting Request, except that for purposes of this Section I.02(C), the term “Requesting Stockholder” shall be substituted for the term “Noticing Party” in all places that it appears in such sections. For purposes of these Bylaws, a “Solicited Stockholder” shall mean a Stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, the Exchange Act (as defined below). E. Within ten (10) days following the date on which the Secretary has received a proper Special Meeting Request, the Board of Directors shall fix the record date, meeting date, time and location for the special meeting of Stockholders; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the Special Meeting Request is received by the Secretary of the Corporation. Subject to the foregoing provisions of this Section I.02, the record date for the special meeting of stockholders shall be fixed in accordance with these Bylaws and applicable law, and the Board of Directors shall provide notice of the special meeting of stockholders in accordance with these Bylaws and applicable law. F. Notwithstanding the foregoing provisions of this Section I.02, a special meeting requested by stockholders shall not be called or held if: (1) the business proposed to be brought before the special meeting did not appear on the written request that resulted in the determination of the Requested Record Date; (2) the Special Meeting Request does not comply with this Section I.02; or (3) the request relates to an item of business that is not a proper subject for stockholder action under applicable law, was made in a manner that involved a violation of applicable law, or otherwise does not comply with applicable law. G. No business shall be presented by a stockholder at a special meeting of stockholders except business described in the Special Meeting Request relating to such special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any special meeting. If the presiding person of a special meeting determines that business was not properly brought before the special meeting in accordance with these Bylaws, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. H. In determining whether a special meeting of stockholders has been requested by the holders of ten percent (10%) of the voting shares of the Corporation, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each such request identifies substantially the same business to be brought before the special meeting (as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary within sixty (60) days of the Requested Record Date. I. Any stockholder may revoke a request for a special meeting at any time prior to the special meeting of stockholders by written revocation delivered to the Secretary at the principal executive offices of the

Corporation. If, at any time after receipt by the Secretary of a proper request for a special meeting of stockholders, there are no longer valid requests from holders of at least ten percent (10%) of the voting shares of the Corporation, whether because of revoked requests, transfers of voting shares or otherwise, the Board of Directors, in its discretion, may cancel the special meeting. J. Any written notice, update, or other information required to be delivered by a stockholder to the Corporation pursuant to this Section I.02 must be given by personal delivery, by overnight courier, or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given. Section I.03 Notice of Meeting. Notice of each annual or special meeting of stockholders stating the place, if any, the day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be given personally, by mail, or by electronic transmission in any manner permitted by the NRS, including by delivery of a notice of Internet availability of proxy materials in accordance with Rule 14a-16 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”). Notice given by mail is deemed delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. Notice given by electronic transmission is deemed delivered when given in accordance with the NRS. Section I.04 Waiver of Notice. Notice of the time, place, purpose and, if applicable, means of remote communication of any meeting may be waived in writing. Attendance by a stockholder in person or by proxy at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice or attending a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Section I.05 Quorum and Adjourned Meetings. The holders of one-third (1/3) of the voting power of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice, and the chairman of the meeting may adjourn the meeting whether or not a quorum is present; provided that notice of the adjourned meeting shall be given if a new record date is fixed for the adjourned meeting or if notice is otherwise required by the Nevada Revised Statutes (“NRS”), including because the adjourned meeting is more than sixty (60) days after the date fixed for the original meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section I.06 Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy. A stockholder may authorize another person to act as proxy (i) by executing a writing signed by the stockholder or the stockholder’s duly authorized attorney in fact, or (ii) by transmitting or authorizing the transmission of an electronic transmission, including by Internet or telephone, to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent authorized to receive the transmission, in each case in any manner permitted by the NRS. A proxy shall be delivered to the Secretary, or to the inspector of elections, transfer agent or other agent designated by the Corporation, before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy; provided, the proxy may not provide for a longer period than seven (7) years from the date of its creation, as provided by NRS 78.355. Section I.07 Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every stockholder of record shall have the right at every stockholder’s meeting to one (1) vote for every share standing in his/her name on the books of the Corporation. Except as otherwise required by applicable law, the Articles of Incorporation or these Bylaws, at any meeting at which a quorum is present, (i) Directors shall be elected by a plurality of the votes cast, and (ii) every other matter shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Abstentions and broker non-votes are not votes cast. A “broker non-vote” is a share held of record by a broker, bank or other nominee that is represented at the meeting but is not voted on a matter because the nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Section I.08 Notice of Stockholder Proposals and Director Nominations. A. Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who (x) is a stockholder of record at the time of the giving of the notice provided for in this Section I.08 through the date of such annual meeting, (y) is entitled to vote at such annual meeting and (z) complies with the notice procedures set forth in this Section I.08. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act, at an annual meeting of stockholders. B. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section I.08(A)(iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that (x) if the date of the annual meeting of stockholders is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or (y) if no annual meeting was held in the preceding year, then to be timely, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which Public Disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above. C. To be in proper written form, the notice of any stockholder of record giving notice under this Section I.08 (each, a “Noticing Party”) must set forth: (1) as to each person whom such Noticing Party proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), if any: (a) the name, age, business address and residential address of such Proposed Nominee; (b) the principal occupation and employment of such Proposed Nominee; (c) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary within ten (10) days after receiving a written request therefor from any stockholder of record identified by name); (d) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary within ten (10) days after receiving a written request therefor from any stockholder of record identified by name) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a Director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a Director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to these Bylaws; (V) intends to serve a full term as a Director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect; (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Stockholder Associated Person (as defined below) (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s

Associates (as defined below) has with any Noticing Party or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a Director or executive officer of such registrant; (f) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; (g) the date(s) of first contact between the Noticing Party or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a Director of the Corporation; and (h) all other information relating to such Proposed Nominee or such Proposed Nominee’s Associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person for the election of Directors in a contested election pursuant to the Proxy Rules (as defined below); (2) as to any other business that such Noticing Party proposes to bring before the meeting: (a) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the text of the proposed amendment); and (c) all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of such proposed business pursuant to the Proxy Rules; and (3) as to such Noticing Party and each Stockholder Associated Person: (a) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records); (b) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired; (c) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities; (d) (I) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (II) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules; (e) (I) the number of native cryptocurrency of the BNB Chain blockchain commonly referred to as “BNB” that the Noticing Party and any Stockholder Associated Person owns, holds, or otherwise has dispositive power over, whether direct or indirect, or sole or shared, including any right to acquire such ownership, holding, or dispositive power at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition, (II) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned tokens and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of BNB, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to BNB, whether or not such instrument or right shall be subject to settlement in underlying BNB tokens (any of the foregoing, a “BNB Derivative”), and (III) all other information relating to BNB Derivatives that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of BNB Derivatives were treated the same as trading in the securities of the Corporation under the Proxy Rules; (f) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any Affiliate (as defined below) thereof or in the proposed business or nomination(s) to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (g) a description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any Stockholder Associated Person or (II) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, Derivative Instruments, BNB tokens, and BNB Derivatives, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A); (h) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (i) any proportionate interest in shares of the Corporation, Derivative Instruments, BNB tokens, or BNB Derivatives held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (j) any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any corporation, limited liability company, or partnership whose principal business is acquiring, holding or trading BNB tokens or BNB Derivatives (a “Principal Competitor”) held by such Noticing Party or any Stockholder Associated Person; (k) any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) any Stockholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement); (l) a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section I.08; (m) a description of the investment strategy or objective, if any, of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation); (n) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D; (o) a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is a stockholder of the Corporation; and (p) all other information relating to such Noticing Party or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (a) through (p) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”). (4) a representation that such Noticing Party intends to appear or cause a Qualified Representative (as defined below) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; (5) a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any current or former officer, Director or Affiliate of the Corporation; (6) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and (7) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation. D. In addition to the information required pursuant to the foregoing provisions of this Section I.08, the Corporation may require any Noticing Party to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (i) any item of business proposed by such Noticing Party under this Section I.08, (ii) the solicitation of proxies from the Corporation’s stockholders by the Noticing Party (or any Stockholder Associated Person) or (iii) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a Director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of the Corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. E. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that one or more Directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section I.08(E) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section I.08(E). In addition to any other applicable requirements, for Director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which Public Disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the Public Disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section I.08(C) above, and such stockholder and any Proposed Nominee shall comply with Section I.08(D) above, as if such notice were being submitted in connection with an annual meeting of stockholders.

F. General. (1) No person shall be eligible for election as a Director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section I.08 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of stockholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a stockholder in accordance with the procedures set forth in this Section I.08 or by the Board of Directors. The number of Proposed Nominees a stockholder may include in a notice under this Section I.08 may not exceed the number of Directors to be elected at such meeting (based on public disclosure by the Corporation prior to the date of such notice), and for the avoidance of doubt, no stockholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section I.08(B) or Section I.08(E), as applicable. Except as otherwise provided by law, the Board of Directors or the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these Bylaws, and, if the Board of Directors or the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson (or the Board of Directors) shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section I.08, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for Director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation. (2) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section I.08, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section I.08(F)(2) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section I.08 and shall not extend the time period for the delivery of notice pursuant to this Section I.08. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section I.08(F)(2), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section I.08. (3) If any information submitted pursuant to this Section I.08 by any Noticing Party nominating individuals for election or reelection as a Director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with this Section I.08. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section I.08 within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section I.08 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section I.08 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section I.08. (4) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee(s) and (B) (1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee(s) in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee(s) (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee(s) in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a) (3) under the Exchange Act and the requirements set forth in the following sentence, then the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee(s) regardless of the person or entity who solicited such proxies (notwithstanding that proxies may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. (5) In addition to complying with the foregoing provisions of this Section I.08, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section I.08. Nothing in this Section I.08 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Articles of Incorporation. (6) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section I.08 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given. (7) For purposes of these Bylaws: (a) “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (b) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (c) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (d) “Proxy Rules” shall mean Section 14 of the Exchange Act and the rules promulgated thereunder; (e) “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (f) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (g) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed: (I) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (II) any Affiliate or Associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party) and (V) any Proposed Nominee. Section I.09 Organization and Conduct of Meetings. The Chairman of the Board of Directors shall act as chairman of meetings of stockholders. The Board of Directors may designate any Director or Officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and only the Board of Directors may further provide for determining who shall act as chairman of any meeting of stockholders in the absence of the Chairman of the Board of Directors and such designee. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairman may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the chairman of meetings of stockholders, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business, including any proposed nomination, was not properly brought before the meeting, and, if the chairman (or the Board of Directors) should so determine, the chairman (or the Board of Directors) shall so declare to the meeting and any such matter of business or nomination not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section I.10 Meetings by Remote Communication. The Board of Directors may determine that any meeting of stockholders will be held solely by means of remote communication, or that stockholders and proxy holders not physically present at a meeting held at a designated place may participate by means of remote communication, in each case as permitted by the NRS and in accordance with such guidelines and procedures as the Board of Directors may adopt. Stockholders and proxy holders participating by means of remote communication are deemed present in person and may vote at the meeting if the Corporation has implemented reasonable measures (a) to verify that each person participating remotely is a stockholder or proxy holder, (b) to provide each such person a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate and to read or hear the proceedings substantially concurrently with those proceedings, and (c) to maintain a record of any vote or other action taken at the meeting by such means. Section I.11 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election, who may be employees or agents of the Corporation, to act at the meeting and make a written report of the meeting. The Board of Directors may designate one or more persons as alternate inspectors. If no inspector or alternate is able to act, the chairman of the meeting shall appoint one or more inspectors. Before entering upon the discharge of the duties of inspector, each inspector shall take and sign an oath faithfully to execute those duties with strict impartiality and according to the best of the inspector’s ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots, (c) count all votes and ballots and determine the result, applying Section I.07 to abstentions and broker non-votes, (d) determine and retain for a reasonable period a record of the disposition of any challenges to their determinations, and (e) certify their determination of the number of shares represented and their count of all votes and ballots. The inspectors may appoint persons to assist them. The certificate of the inspectors is prima facie evidence of the facts stated in it. Section I.12 Fixing Record Date.

The Board of Directors may fix, in advance, a record date for determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders, which record date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, except that the Board of Directors shall fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting. ARTICLE II — DIRECTORS Section II.01 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. Section II.02 Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than one nor more than thirteen, as determined from time to time by action of the Stockholders or by a resolution of the entire Board of Directors (excluding any unfilled vacancies), or if the number is not fixed, the number shall be one. Each Director shall hold office until the next annual meeting of stockholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or stockholders of the Corporation. Section II.03 Election. The Directors shall be elected by the stockholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of stockholders called for that purpose in the manner provided by these Bylaws. No person shall be eligible for election or appointment as a Director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a Director or any other matter reasonably related to such person’s candidacy or service as a Director of the Corporation. Section II.04 Vacancies. In case of any vacancy in the Board of Directors, the remaining Directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Directors whose place shall be vacant, and until his/her successor shall have been duly elected and qualified. Further, the remaining Directors may fill any empty seats on the Board of Directors even if the empty seats have never been occupied. Section II.05 Resignation. Any Director may resign at any time by delivering written notice to the secretary of the Corporation. A resignation is effective upon delivery unless the notice specifies a later effective time, in which event the resignation becomes effective at such later time.

Section II.06 Meetings. At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board of Directors may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone, videoconference or similar electronic communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other at the same time; the participation by such means shall constitute presence in person at such meeting. A. Annual Meeting of Directors. Annual meetings of the Board of Directors shall be held immediately after the annual meeting of stockholders or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary. B. Special Meetings. Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, email, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by email (either before or after such meeting) and will be waived by any Director in attendance at such meeting. C. Regular Meetings of Directors. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary. Section II.07 Quorum and Voting. A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board of Directors at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum. Section II.08 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Section II.09 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section II.10 Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of one or more Directors. To the extent provided in the resolution and permitted by the NRS, each committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no committee shall have the authority of the Board of Directors to (a) amend the Articles of Incorporation, except that a committee may, to the extent authorized by the Board of Directors, fix the designations, preferences, limitations and relative rights of a series of shares as permitted by the NRS, (b) adopt, amend or repeal these Bylaws, (c) adopt a plan of merger, conversion or exchange, (d) recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, (e) recommend to the stockholders the dissolution of the Corporation or a revocation of a dissolution, or (f) fill a vacancy on the Board of Directors or on any committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless the Board of Directors provides otherwise, a majority of the members of a committee constitutes a quorum, and the act of a majority of the members present at a meeting at which a quorum is present is the act of the committee. Each committee shall keep minutes of its proceedings and report to the Board of Directors as the Board of Directors may require. The designation of any committee and the delegation to it of authority shall not relieve any member of the Board of Directors of any responsibility imposed by law. Section II.11 Chairman of Board of Directors. The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the stockholders and shall have such other powers as the Board may prescribe. Section II.12 Removal. Directors may be removed from office with or without cause by a vote of stockholders holding a majority of the voting power of the issued and outstanding shares entitled to vote at an election of Directors. ARTICLE III — ACTIONS BY WRITTEN CONSENT Section III.01 Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board of Directors or committee, as applicable; provided, however, that a member whose interest in the action is adverse to the interest of the Corporation need not consent if the facts of the adverse interest are stated in the written consent or consents. Consent may be given by electronic transmission. The written consent or consents, or copies thereof, shall be filed with the minutes of proceedings of the Board of Directors or committee. Section III.02 Action by Stockholders Without a Meeting. A. Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if (1) one or more consents in writing, setting forth the action so taken, signed by holders of record as of the record date for the determination of stockholders entitled to consent to the actions (the “Consent Record Date”) holding at least a majority of the voting power of the issued and outstanding shares entitled to vote, or such greater proportion of such voting power as would be required to authorize or take such action at a meeting, are delivered to the Secretary of the Corporation at its principal executive offices, by hand or by certified or registered mail, return receipt requested, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section III.02 with respect to the proposed actions, and (ii) unless the consents are delivered in response to a solicitation by the Board of Directors, a holder of record of voting shares of the Corporation has submitted a proper written request to fix the Consent Record Date with respect to the actions proposed to be taken by written consent and has complied with Section III.03 with respect to such request. B. No action may be taken by the stockholders by written consent except in accordance with this Article III. If the Board of Directors shall determine that any request to fix a Consent Record Date or any purported action by written consent was not properly made in accordance with this Article III, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article III, then the Board of Directors shall not be required to fix such Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. Section III.03 Record Date for Stockholder Action by Written Consent. A. In order to fix a Consent Record Date in accordance with Section III.02(A)(ii), a holder of record of the voting shares of the Corporation shall have submitted a request in writing that the Board of Directors fix a Consent Record Date (such requesting record holder, together with any beneficial owner of voting shares on whose behalf such written request was made, the “Consent Record Date Requesting Person”). Such written request shall include as to the Consent Record Date Requesting Person, each Stockholder Associated Person (as defined above, but substituting “Consent Record Date Requesting Person” in all places where “Noticing Party” appears in such definition), and the actions proposed to be taken by written consent, the information that would be set forth in a notice provided under Section I.08, as if such business or any nominations of directors were to be considered at an annual meeting of the stockholders, except substituting “Consent Record Date Requesting Person” in all places where “Noticing Party” appears in Section I.08. B. Within ten (10) days after the Secretary receives a request to fix a Consent Record Date in proper form and otherwise in compliance with this Article III, the Board of Directors shall adopt a resolution fixing a Consent Record Date, which may not precede or be more than ten (10) days after the day on which the resolution is adopted by the Board of Directors, regardless of the effective date of the resolution. If the Board of Directors does not adopt a resolution fixing the Consent Record Date when required to do so by this Section III.03, the Consent Record Date shall be the first date on which any stockholder delivers to the Corporation a consent with respect to the business named in such request signed by the stockholder. C. Notwithstanding anything in this Section III.03 to the contrary, no Consent Record Date shall be fixed, and any previously fixed Consent Record Date shall be null and void, if: (1) the request to fix the Consent Record Date relates to an item of business that is not a proper subject for stockholder action under applicable law, was made in a manner that involved a violation of applicable law, or otherwise does not comply with applicable law; or (2) the Consent Record Date Requesting Person does not comply with this Article III with respect to its request to fix the Consent Record Date. D. The Corporation may require the Consent Record Date Requesting Person to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (i) any item of proposed action by written consent named in such stockholder’s request to fix a Consent Record Date, (ii) the solicitation of consents from the Corporation’s stockholders by the Consent Record Date Requesting Person (or any Stockholder Associated Person thereof) or (iii) the eligibility, suitability or qualifications of a person proposed to be elected to the Board of Directors pursuant to such written consent or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of the Corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Consent Record Date Requesting Person within ten (10) days after it has been requested by the Corporation. E. A Consent Record Date Requesting Person shall update its request to fix a Consent Record Date, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (i) the Consent Record Date and (ii) the date that is five (5) business days prior to the commencement of any solicitation of consents with respect to such proposed action, and such update shall (a) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the Consent Record Date (in the case of an update required to be made under clause (i)) and (y) not later than the Close of Business three (3) business days prior to the commencement of any solicitation of consents with respect to such proposed action (in the case of an update required to be made pursuant to clause (ii)), (b) be made only to the extent that information has changed since such Consent Record Date Requesting Person’s prior submission and (c) clearly identify the information that has changed in any material respect since such Consent Record Date Requesting Person’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section III.03(B) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section III.03 and shall not extend the time period for the delivery of notice pursuant to this Section III.03. If a Consent Record Date Requesting Person fails to provide any update in accordance with the foregoing provisions of this Section III.03(B), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section III.03. F. If any information submitted pursuant to this Section III.03 by any Consent Record Date Requesting Person shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with this Section III.03. Any such Consent Record Date Requesting Person shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section III.03 within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Consent Record Date Requesting Person. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Consent Record Date Requesting Person shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Consent Record Date Requesting Person pursuant to this Section III.03 and (B) a written affirmation of any information submitted by such Consent Record Date Requesting Person pursuant to this Section III.03 as of an earlier date. If a Consent Record Date Requesting Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section III.03. G. In addition to the requirements of this Article III with respect to stockholders seeking to take an action by written consent, the Consent Record Date Requesting Person (and any Stockholder Associated Person thereof) shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action, including the solicitation of stockholders relating thereto. ARTICLE IV — OFFICERS Section IV.01 Officers Designated. The Officers of the Corporation shall be a president, a secretary and a treasurer, and may include a chief executive officer, a chief financial officer and one or more vice presidents (the number thereof to be determined by the Board of Directors), each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may designate any Officer as the principal executive officer, principal financial officer or principal accounting officer of the Corporation for purposes of the Exchange Act. Any two or more offices may be held by the same person, except that in the event that the Corporation shall have more than one Director, the offices of president and secretary shall be held by different persons. Section IV.02 Election, Qualification and Term of Office. Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provided, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified. Section IV.03 Powers and Duties. The powers and duties of the respective corporate Officers shall be as follows: A. Chief Executive Officer. The chief executive officer shall, subject to the direction of the Board of Directors, have general supervision and control of the business and affairs of the Corporation, and shall have such other powers and duties as may be assigned by the Board of Directors. B. President. The president shall have such powers and duties as may be assigned by the Board of Directors. C. Vice President. In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors. D. Chief Financial Officer. The chief financial officer shall have responsibility for the financial affairs and financial reporting of the Corporation and such other powers and duties as may be assigned by the Board of Directors or the chief executive officer. Unless the Board of Directors designates otherwise, the chief financial officer shall be the principal financial officer and principal accounting officer of the Corporation. E. Secretary. The secretary shall: (1) Keep the minutes of the stockholder’s and of the Board of Directors meetings in one or more books provided for that purpose; (2) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) Be custodian of the corporate records and of the seal of the Corporation, if any, and affix the seal to documents as may be required; (4) Keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (5) Sign, with the president or a vice president, any certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) Have general charge of the stock transfer books of the Corporation; and, (7) In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors. F. Treasurer. Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession. G. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign, with the president or a vice president, any certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors. Section IV.04 Removal of Officers. The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby. Section IV.05 Vacancies. The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified. Section IV.06 Salaries. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. ARTICLE V — SHARES Section V.01 Certificated and Uncertificated Shares. Shares of the Corporation may be certificated or uncertificated, as permitted by the NRS. The Board of Directors may provide by resolution that some or all of any or all classes or series of shares shall be uncertificated shares. Any certificates for shares shall be in such form as is consistent with the NRS and shall be signed by any two Officers designated by the Board of Directors, any or all of whose signatures may be facsimiles. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner a written statement containing the information required by the NRS. Certificates may be issued for fractional shares.

Section V.02 Transfers. Transfers of shares shall be made on the books of the Corporation or of its transfer agent (a) in the case of certificated shares, upon surrender of the certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner or the owner’s duly authorized attorney, including through the book-entry facilities of a securities depository. The Corporation may treat the registered owner of any share as the owner in fact for all purposes. Section V.03 Lost, Stolen or Destroyed Certificates. In case of loss, theft or destruction of any certificate of shares, a new certificate or uncertificated shares may be issued in its place upon proof of such loss, theft or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate or uncertificated shares may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so. ARTICLE VI — BOOKS AND RECORDS Section VI.01 Books of Accounts, Minutes and Share Register. The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and stockholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the stockholders in alphabetical order and showing their respective addresses and the number of shares held by each. Section VI.02 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or stockholders, when certified by the president or secretary. Section VI.03 Inspection of Books and Records. Any demand by a stockholder to inspect or copy the books, records or other documents of the Corporation shall be made in writing, delivered to the Secretary at the principal executive offices of the Corporation, and shall satisfy the requirements of the NRS applicable to the demand. To the extent permitted by the NRS, the Corporation may condition inspection or copying on compliance with reasonable procedures established by the Board of Directors or an authorized Officer, including an undertaking to keep confidential any nonpublic information obtained and to use it only for the purpose stated in the demand. ARTICLE VII — CORPORATE SEAL The Corporation is not required to have a corporate seal. ARTICLE VIII — LOANS The Corporation shall not, directly or indirectly, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or executive officer of the Corporation, except as permitted by Section 13(k) of the Exchange Act. Neither the advancement of expenses nor the payment of indemnification under Article IX is a loan for purposes of this Article VIII. ARTICLE IX — INDEMNIFICATION OF DIRECTORS AND OFFICERS Section IX.01 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Section IX.02 Derivative Action. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. Section IX.03 Successful Defense. To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections IX.01 and IX.02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section IX.04 Authorization. Any indemnification under Sections IX.01 and IX.02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections IX.01 and IX.02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Stockholders. Anyone making such a determination under this Section IX.04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification. Section IX.05 Advances. The Corporation shall pay the expenses, including attorneys’ fees, incurred by a Director or Officer in defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, within thirty (30) days after the Corporation receives a written request for the advance together with an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Director or Officer is not entitled to be indemnified by the Corporation. Advancement to a Director or Officer under this Section IX.05 is not subject to the determination described in Section IX.04. The Corporation may advance expenses incurred by a Trustee, employee or agent on such terms as the Board of Directors deems appropriate. The rights of Directors and Officers under this Article IX are contract rights, vest when the person becomes a Director or Officer, and may not be eliminated or impaired by any amendment or repeal of this Article IX with respect to any act or omission occurring before the amendment or repeal. Section IX.06 Nonexclusivity. The indemnification provided in this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, except for advancement of expenses pursuant to Section IX.05 and except to the extent ordered by a court, no indemnification may be made to or on behalf of any Director or Officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. The rights provided under this Article IX shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Section IX.07 Insurance. The Corporation shall maintain, in such amounts and on such terms as the Board of Directors determines to be reasonable, insurance on behalf of each person who is or was a Director or Officer of the Corporation, and may purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability. Before the consummation of a Change in Control, the Corporation shall purchase directors’ and officers’ liability insurance covering claims made for a period of not less than six (6) years after the Change in Control with respect to acts or omissions occurring at or before the Change in Control, on terms no less favorable to the insured persons than the coverage then in effect, to the extent available on commercially reasonable terms. A “Change in Control” means a merger, consolidation, share exchange or conversion in which the Corporation is not the surviving entity or following which the persons who were stockholders of the Corporation immediately before the transaction hold less than a majority of the voting power of the surviving or resulting entity, or a sale of all or substantially all of the assets of the Corporation. Section IX.08 “Corporation” Defined. For purposes of this Section, references to the “Corporation” shall include, in addition to the Corporation, a constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued. ARTICLE X — AMENDMENT OF BYLAWS Section X.01 By the Stockholders. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting. Section X.02 By the Board of Directors. These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors or by unanimous written consent in accordance with Section III.01. ARTICLE XI — FISCAL YEAR The fiscal year of the Corporation shall be set by resolution of the Board of Directors. ARTICLE XII — FORUM Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Eighth Judicial District Court of Clark County of the State of Nevada (or, if the Eighth Judicial District Court does not have subject matter jurisdiction, another state district court located within the State of Nevada or, if no state district court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim arising from a breach of a fiduciary duty owed by any current or former Director, stockholder or Officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Corporation or any current or former Director, stockholder or Officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the NRS, these Bylaws or the Articles of Incorporation (in each case, as may be amended from time to time), (iv) any action or proceeding related to or involving the Corporation or any current or former Director, stockholder or Officer or other employee of the Corporation that is governed by the internal affairs doctrine of the State of Nevada, (v) any “internal action,” as defined in NRS 78.046, or (vi) any action or proceeding as to which the NRS (as amended from time to time) confers jurisdiction on the district court of the State of Nevada; provided, however, that this Article XII shall not apply to any action or proceeding asserting a claim arising under the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to this Article XII, including the personal jurisdiction of the courts specified in this Article XII in connection with any action or proceeding brought in any such court to enforce the provisions of this Article XII. The provisions of this Article XII shall be enforceable by any party to an action or proceeding covered by the provisions of this Article XII.